UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2017

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Commercial Officer; Resignation of Director; Resignation of President

On January 2, 2017, in connection with his appointment as President and Chief Commercial Officer of Eagle Pharmaceuticals, Inc., or the Company, David Pernock resigned from the board of directors of the Company, or the Board, (including his position as a member of the Board’s Nominating and Corporate Governance Committee).  In addition, in connection with Mr. Pernock’s appointment, Scott Tarriff resigned from his position as President of the Company, effective January 2, 2017. Mr. Tarriff will continue to serve as the Company’s Chief Executive Officer and as a member of the Board.

A description of the terms of Mr. Pernock’s employment with the Company, as well as a copy of Mr. Pernock’s employment offer letter, were included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 6, 2017	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer